                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

The Board of Directors and Stockholder
Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002, and have issued our report thereon dated February 5, 2003 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 27 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and in 2001 the Company changed its method of accounting for derivative instruments.

                                                       /s/ Ernst & Young LLP



Des Moines, Iowa
February 5, 2003

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                                DECEMBER 31, 2002

                    COLUMN A                             COLUMN B               COLUMN C               COLUMN D
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                                                   AMOUNT AT WHICH
                                                                                                    SHOWN IN THE
               TYPE OF INVESTMENT                        COST (1)                VALUE              BALANCE SHEET
-------------------------------------------------  ---------------------  ---------------------  ---------------------
                                                                          (DOLLARS IN THOUSANDS)
Fixed maturity securities, available for sale:
 Bonds:
   United States Government and agencies           $     211,434          $      215,525          $     215,525
   State, municipal and other governments                 92,440                  96,700                 96,700
   Public utilities                                      131,246                 133,859                133,859
   Corporate securities                                1,589,048               1,675,705              1,675,705
   Mortgage and asset-backed securities                2,324,155               2,428,654              2,428,654
   Convertible bonds                                      27,123                  25,259                 25,259
 Redeemable preferred stock                               57,651                  61,159                 61,159
                                                  ---------------------   ---------------------  ---------------------
      Total                                            4,433,097          $    4,636,861              4,636,861
                                                                          =====================
Equity securities, available for sale:
 Common stocks:
   Banks, trusts, and insurance companies                  6,326                   6,189                  6,189
   Industrial, miscellaneous, and all other               15,179                  14,740                 14,740
 Nonredeemable preferred stocks                              691                     616                    616
                                                  ---------------------   ---------------------  ---------------------
      Total                                               22,196          $       21,545                 21,545
                                                                          =====================
Mortgage loans on real estate                            483,682                                        483,627   (2)
Investment real estate:
   Acquired for debt                                       2,948                                          2,131   (2)
   Investment                                             22,900                                         22,900
Policy loans                                             178,997                                        178,997
Other long-term investments                                1,672                                          1,672
Short-term investments                                    44,463                                         44,463
                                                  ---------------------                          ---------------------
                                                   $   5,189,955                                  $   5,392,196
                                                  =====================                          =====================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, other long-term investments and short-term investments; original cost for equity securities; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                       FARM BUREAU LIFE INSURANCE COMPANY

             COLUMN A                       COLUMN B       COLUMN C         COLUMN D        COLUMN E
             --------                    -------------- ---------------  ---------------  --------------
                                                         FUTURE POLICY
                                                           BENEFITS,
                                            DEFERRED    POLICY LOSSES,                        OTHER
                                           ACQUISITION     CLAIMS AND        UNEARNED      POLICYHOLDER
                                              COSTS      LOSS EXPENSES       REVENUES          FUNDS
                                         -------------- ---------------  ---------------  --------------
                                                             (DOLLARS IN THOUSANDS)
December 31, 2002:
   Traditional annuity                   $    216,166    $   2,790,851     $          -   $     321,046
   Traditional and universal life
      insurance                               177,108        1,799,060           12,998         141,067
   Variable                                   121,021          173,509           18,310               -
   Corporate and other                              -           62,283                -               -
   Impact of unrealized gains/losses          (44,494)               -             (804)              -
                                         --------------  --------------  ---------------  --------------
   Total                                 $    469,801    $   4,825,703     $     30,504   $     462,113
                                         ==============  ==============  ===============  ==============
December 31, 2001:
   Traditional annuity                   $     93,172    $   1,816,632     $          -   $     261,554
   Traditional and universal life
      insurance                               160,173        1,750,424           13,163         128,483
   Variable                                   113,395          131,315           17,964               -
   Corporate and other                              -           66,656                -               -
   Impact of unrealized gains/losses           (5,561)               -             (257)              -
                                         --------------  --------------  ---------------  --------------
   Total                                 $    361,179    $   3,765,027     $     30,870   $     390,037
                                         ==============  ==============  ===============  ==============
December 31, 2000:
   Traditional annuity                   $     24,848    $     962,566     $          -   $     170,404
   Traditional and universal life
      insurance                               126,345        1,264,907           12,919          95,124
   Variable                                    98,610          105,795           16,291               -
   Corporate and other                              -           49,440                -               -
   Impact of unrealized gains/losses            2,203                -              172               -
                                         --------------  --------------  ---------------  --------------
   Total                                 $    252,006    $   2,382,708     $     29,382   $     265,528
                                         ==============  ==============  ===============  ==============

                       FARM BUREAU LIFE INSURANCE COMPANY

              COLUMN A                   COLUMN F         COLUMN G        COLUMN H         COLUMN I        COLUMN J
              --------                 --------------  --------------  ---------------  --------------  ---------------
                                                                          BENEFITS,      AMORTIZATION
                                                                           CLAIMS,        OF DEFERRED
                                                            NET           LOSSES AND        POLICY           OTHER
                                           PREMIUM       INVESTMENT       SETTLEMENT      ACQUISITION      OPERATING
                                           REVENUE       INCOME (1)        EXPENSES          COSTS        EXPENSES (2)
                                       --------------  --------------  ---------------  --------------  ---------------
                                                                   (DOLLARS IN THOUSANDS)
December 31, 2002:
   Traditional annuity                 $      1,700    $    184,969    $      125,173    $     10,047     $     13,094
   Traditional and universal life
      insurance                             164,858         146,589           173,467           5,639           42,898
   Variable                                  33,834          11,909            17,582           7,847           22,871
   Corporate and other                          493           4,347               346              15            6,493
   Impact of realized gains/losses               82               -                 -            (867)          (1,170)
                                       --------------  --------------  ---------------  --------------  ---------------
   Total                               $    200,967    $    347,814    $      316,568    $     22,681     $     84,186
                                       ==============  ==============  ===============  ==============  ===============
December 31, 2001:
   Traditional annuity                 $      1,001    $    126,784    $       94,756    $      2,456     $     11,371
   Traditional and universal life
      insurance                             154,325         141,611           164,011          12,109           40,363
   Variable                                  30,382          10,198            12,630           3,103           19,934
   Corporate and other                        3,044           6,583             2,047              85            7,889
   Impact of realized gains/losses             (218)              -                -           (2,297)              76
                                       --------------  --------------  ---------------  --------------  ---------------
   Total                               $    188,534    $    285,176    $      273,444    $     15,456     $     79,633
                                       ==============  ==============  ===============  ==============  ===============
December 31, 2000:
   Traditional annuity                 $      1,171    $     90,490    $       65,754    $      2,696     $      7,579
   Traditional and universal life
      insurance                             115,481         106,867           120,343           6,140           27,069
   Variable                                  27,096           9,007            11,137           2,936           21,388
   Coporate and other                         9,654          12,549             9,666             692            7,768
   Impact of realized gains/losses             (138)              -                 -          (1,635)            (255)
                                       --------------  --------------  ---------------  --------------  ---------------
   Total                               $    153,264    $    218,913    $      206,900    $     10,829     $     63,549
                                       ==============  ==============  ===============  ==============  ===============

(1) Net investment income is allocated to the segments based upon the investments held by the respective segment.

(2) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

                            SCHEDULE IV - REINSURANCE
                       FARM BUREAU LIFE INSURANCE COMPANY

              COLUMN A                  COLUMN B        COLUMN C         COLUMN D        COLUMN E         COLUMN F
              --------                --------------  --------------   --------------  --------------   --------------
                                                                                                          PERCENT OF
                                                        CEDED TO        ASSUMED FROM                        AMOUNT
                                                          OTHER            OTHER                          ASSUMED TO
                                       GROSS AMOUNT     COMPANIES        COMPANIES       NET AMOUNT          NET
                                      --------------  --------------   --------------  --------------   --------------
                                                                  (DOLLARS IN THOUSANDS)
Year ended December 31, 2002:
    Life insurance in force, at end
      of year                          $ 30,496,231    $  5,363,935     $  1,999,178    $27,131,474            7.4 %
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges                        $     67,847    $      1,671     $     12,299    $    78,475           15.7 %
      Traditional life insurance
        premiums                            127,892           9,363            3,470        121,999            2.8
      Accident and health premiums           16,249          15,756                -            493              -
                                      --------------  --------------   --------------  --------------   --------------
                                       $    211,988    $     26,790     $     15,769    $   200,967            7.8 %
                                      ==============  ==============   ==============  ==============   ==============
Year ended December 31, 2001:
    Life insurance in force, at end
      of year                          $ 28,444,285    $  4,772,504     $  3,784,244    $ 27,456,025          13.8 %
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges                        $     65,221    $      1,911     $      7,182    $    70,492           10.2%
      Traditional life insurance
        premiums                            118,089           7,202            4,111        114,998            3.6
      Accident and health premiums           16,034          12,990                -          3,044              -
                                      --------------  --------------   --------------  --------------   --------------
                                       $    199,344    $     22,103     $     11,293    $   188,534            6.0 %
                                      ==============  ==============   ==============  ==============   ==============
Year ended December 31, 2000:
    Life insurance in force, at end
      of year                          $ 22,601,417    $  2,058,979     $      2,432    $20,544,870              - %
                                      ==============  ==============   ==============  ==============   ==============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges                        $     61,727    $      2,049     $        102    $    59,780            0.2 %
      Traditional life insurance
        premiums                             86,684           2,854                -         83,830              -
      Accident and health premiums           14,220           4,566                -          9,654              -
                                      --------------  --------------   --------------  --------------   --------------
                                       $    162,631    $      9,469     $        102    $   153,264            0.1 %
                                      ==============  ==============   ==============  ==============   ==============